Equal Energy Appoints

Oklahoma-based Chief Financial Officer

Calgary, Alberta – January 17, 2013 -- Equal Energy Ltd. (TSX: EQU) (NYSE: EQU) today named Scott Smalling as Vice-President and Chief Financial Officer as part of its strategic plan to strengthen its presence in Oklahoma.

Mr. Smalling will take up his new position on February 1, 2013 and will be based in Equal’s Oklahoma City office. His appointment reflects Equal’s focus on its Oklahoma operations as it transitions to a US-based operating entity.

Mr. Smalling is a graduate of Oklahoma State University with a B.S. majoring in finance. He is also a Chartered Financial Analyst (CFA).  He brings to Equal a diverse set of talents and experience in the areas of corporate finance and banking, planning, budgeting and corporate modeling, risk management and investor relations.  Mr. Smalling was most recently Treasury Manager at a major independent public oil and gas company.

“We are very happy to have recruited Scott as part of our leadership team”, Don Klapko, Equal’s President and Chief Executive Officer, said. “He has a diverse background and extensive experience in many facets of helping lead an independent, public oil and gas company.  With Equal’s asset base now exclusively in Oklahoma, it is important that we are led by people on the ground in Oklahoma with experience and contacts in the mid-continent.”

Equal is also proceeding with a search for senior engineering and exploration executives, to be based in Oklahoma.

Dell Chapman, the current Senior Vice-President Finance and Chief Financial Officer, will remain with Equal until the company has completed its year-end audit and reporting requirements, and preparations for the 2013 annual shareholder meeting.

Contacts:
Dell Chapman
SVP Finance & CFO
(403) 538-3580 or (877) 263-0262

Don Klapko
President & CEO
(403) 536-8373 or (877) 263-0262

Bernard Simon
Vice-President - Kingsdale Communications Inc.
(416) 867 2304

info@equalenergy.ca
www.equalenergy.ca

About Equal Energy:

Equal Energy is an oil and gas exploration and production company based in Calgary, Alberta, with its United States operations office located in Oklahoma City, Oklahoma. Our shares and convertible debentures are listed on the Toronto Stock Exchange under the symbols (EQU, EQU.DB.B), and our shares are listed on the New York Stock Exchange under the symbol (EQU). Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma.

Forward-looking Statements:
Certain information in this press release constitutes forward-looking statements under applicable securities law including the timing of Mr. Smalling’s starting date, the completion of Mr. Chapman’s employment with Equal and the potential addition of other senior executives.  Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as "may," "should," "anticipate," "expects," "seeks" and similar expressions.

Forward-looking statements necessarily involve known and unknown risks, such as risks associated with closing the Royalties sale, assignment of tax pools and subsequent payment, oil and gas production; marketing and transportation; loss of markets; volatility of commodity prices; currency and interest rate fluctuations; imprecision of reserve and future production estimates; environmental risks; competition; incorrect assessment of the value of acquisitions; failure to realize the anticipated benefits of dispositions; inability to access sufficient capital from internal and external sources; changes in legislation, including but not limited to income tax, environmental laws and regulatory matters.  Readers are cautioned that the foregoing list of factors is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated forward-looking statements contained in this press release are expressly qualified by this cautionary statement.

Additional information on these and other factors that could affect Equal's operations or financial results are included in Equal's reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC's website (www.sec.gov), Equal's website (www.equalenergy.ca) or by contacting Equal. Furthermore, the forward looking statements contained in this news release are made as of the date of this news release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.